EXHIBIT 10.1

EXECUTION COPY

February 24, 2009

AMENDMENT No. 1

to

SHAREHOLDERS’ AGREEMENT

by and among

Barclays Wealth Trustees (Jersey) Limited

as Trustee of the First National Trust,

Polmos Bialystok S.A.,

Central European Distribution Corporation,

and

Peulla Enterprises Limited

relating to the Shareholders’

investments in

Peulla Enterprises Limited

AMENDMENT NO. 1

TO

SHAREHOLDERS’ AGREEMENT

This AMENDMENT No. 1 TO THE SHAREHOLDERS’ AGREEMENT (this “Amendment”) is entered into as of February 24, 2008, by and among BARCLAYS WEALTH TRUSTEES (JERSEY) LIMITED as Trustee of the FIRST NATIONAL TRUST, a trust company incorporated under the laws of Jersey, having its registered office at 39-41, Broad Street, St. Helier, JE4 5PS Jersey, Channel Islands (“Seller”), PEULLA ENTERPRISES LIMITED, a private limited liability company by shares incorporated under the laws of the Republic of Cyprus, whose registered office is located at 9th Floor, Capital Center, 2-4 Arch. Makarios Avenue, Nicosia 1065, Cyprus (“Company”), POLMOS BIALYSTOK S.A., a joint stock company incorporated under the laws of Poland, whose registered office is located at ul. Elewatorska No. 20, 15-950 Bialystok, Poland (“Purchaser”), and CENTRAL EUROPEAN DISTRIBUTION CORPORATION, a corporation incorporated under the laws of the State of Delaware in the United States of America, whose registered office is at 2 Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004, U.S.A. (the “Parent”), (the Company, together with Seller, Purchaser and Parent collectively, the “Parties”, and each, individually, a “Party”).

RECITALS

WHEREAS, Seller, Purchaser and Parent among other parties entered into that Share Purchase Agreement, dated as of May 23, 2008 (the “Share Purchase Agreement”), pursuant to the terms and subject to the conditions of which, among other things, Seller sold to Purchaser, and Purchaser purchased from Seller, (i) 3,749 Class A Shares and (ii) 5,625 Class B Shares of the Company, in each case with all rights attaching to them at Closing (as defined in the Share Purchase Agreement);

WHEREAS, immediately following the Closing, (i) Seller owned an aggregate of 3,751 Class A Shares, representing 50.01 per cent. of the issued and outstanding Class A Shares and 1,875 Class B Shares, representing 25.00 per cent. of the issued and outstanding Class B Shares and (ii) Purchaser owned an aggregate of 3,749 Class A Shares, representing 49.99 per cent. of the issued and outstanding Class A Shares and 5,625 Class B Shares, representing 75.00 per cent. of the issued and outstanding Class B Shares;

WHEREAS, Seller, Purchaser and the Company entered into a Shareholders Agreement (the “Agreement”), dated May 23, 2008, setting forth certain terms and conditions concerning the relationship between Seller, on the one hand, and Purchaser, on the other hand, as the shareholders in the Company and to provide for the orderly governance and management of the Company and the Group (as defined herein) following the consummation of the Investment;

WHEREAS, on October 21, 2008, Seller transferred 1,641 Class A Shares owned in the Company to Parent, as such Transfer was approved in writing by Seller in a letter addressed to the Company and Purchaser of even date therewith and Seller agreed to accede to, and be bound by, the Agreement as if it were a Party thereto, and

WHEREAS, on February 18, 2009, Seller, Purchaser and Parent among other parties, entered into Amendment No. 5 to the Share Purchase Agreement, pursuant to the terms and subject to the conditions of which, among other things (i) Seller agreed to transfer to Purchaser, and Purchaser agreed to accept from Seller, an additional 375 Class B Shares with all rights attaching to them at the Third Closing (as defined in the Share Purchase Agreement); (ii) subject to certain conditions being met, Seller agreed to transfer to Purchaser, and Purchaser agreed to accept from Seller up to a further 75 Class B Shares, with all rights attaching to them after the end of the Third Guarantee Period (as defined in the Share Purchase Agreement); and (iii) Seller, Purchaser and Parent agreed to make certain revisions to the method of calculating the Exercise Price to be paid in connection with the Exit Option.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants set forth below and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Effectiveness.

The modifications and amendments set forth herein shall become effective as of the Third Closing Date (as defined in the Share Purchase Agreement).

2.	Amendments.

Schedule 1 to the Agreement is hereby deleted and replaced in its entirety by Schedule 1 to this Amendment.

3.	No other Amendments.

Except as expressly set forth herein, no other amendment or modification is made to the Agreement which shall remain at all times in full force and effect in accordance with its terms. References to “this Agreement” in the Agreement shall include the Agreement as amended by this Amendment.

4.	Miscellaneous.

The provisions of Article 12 (Miscellaneous), including, but not limited to, Section 12.2 (Governing Law) and Section 12.3 (Dispute Resolution; Consent to Arbitration) of the Agreement are hereby incorporated by reference and shall apply hereto, mutatis mutandis.

[The remainder of this page left intentionally blank; signature page follows]

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

BARCLAYS WEALTH TRUSTEES (JERSEY) LIMITED as Trustee of the FIRST NATIONAL TRUST

By:	/s/ Leslie Cunliffe
Name:	Leslie Cunliffe
Title:	Director

BARCLAYS WEALTH TRUSTEES (JERSEY) LIMITED as Trustee of the FIRST NATIONAL TRUST

By:	/s/ Bernard Quant
Name:	Bernard Quant
Title:	Director

POLMOS BIALYSTOK S.A.

By:	/s/ Christopher Biedermann
Name:	Christopher Biedermann
Title:	Board Member

PEULLA ENTERPRISES LIMITED

By:	/s/ Mark Kaoufman
Name:	Mark Kaoufman
Title:	Director

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ William Carey
Name:	William Carey
Title:	President

Schedule 1

Calculation of Exercise Price

A.	Assumptions

The Exercise Price will be calculated based on the relevant measure of the Company’s financial performance during two separate periods: (A) the period from January 1, 2008 through the end of the year in which the date of exercise of the relevant Exit Option occurs (e.g., if the Call Option is exercised on June 30, 2013, December 31, 2013) (the “First Period”) and (B) the two full financial years immediately preceding the end of the year in which the date of exercise of the relevant Exit Option occurs (e.g., if the Call Option is exercised on June 30, 2013, the financial years ending December 31, 2012 and December 31, 2013) (the “Second Period”).

The Exercise Price will be calculated on the basis of the Company’s financial performance during these two periods in the following manner:

1.	The First Period

•	Xactual represents the average actual annual Reference Operating Profit of the Company and the Group, based on the audited consolidated financial statements of the Company during the First Period;

•	Xtarget represents the average target annual Reference Operating Profit of the Group set forth in the Exit Price Target Plan for the First Period;

•

The “Reference Operating Profit” during this First Period shall be calculated as the consolidated EBIT for the Group (which, for the avoidance of doubt, will include the EBIT of the Whitehall Subsidiaries but exclude the EBIT of the Joint Venture) plus 50% of the EBIT of the Joint Venture;

•	The “Exit Price Target Plan” means the target plan agreed between the Parties as of the date hereof.

2.	The Second Period

•

Yactual represents the actual aggregate total of Reference Operating Profit of the Company and the Group, based on the audited consolidated financial statements of the Company during the Second Period;

•	Ytarget represents the target aggregate total of Reference Operating Profit of the Group for the Second Period set forth in the Exit Price Target Plan;

•

The “Reference Operating Profit” during this Second Period shall be calculated as the consolidated EBIT for the Group (which, for the avoidance of doubt, will include the EBIT of the Whitehall Subsidiaries but exclude the EBIT of the Joint Venture) minus the EBIT attributable to Kauffman Vodka.

B.	Formula For Calculating Exercise Price

The “Exercise Price” will be an amount in U.S. dollars calculated according to the following formula:

Exercise Price =	[(K1*0.40 + K2*0.60)*($75 million – NetDebt*0.25) * (1.12)Q – FOREX*(1.12)Q] +

Where:

Q =	the number of years (including any fractional year) in the period from the Closing Date through the end of the year in which the date of the exercise of the Exit Option Occurs

NetDebt =	Consolidated Net Debt of the Group as of the Closing, which for the avoidance of doubt was US$15,014,161

FOREX =	US$10,730,000

A =	the number of Class B Shares transferred by Seller to Purchaser at the Third Closing

B =	the number of Class B Shares transferred by Seller to Purchaser pursuant to Section 7.18(c) of the Share Purchase Agreement, if any; provided that such number of shares shall only be taken into account in respect of any dividend payment made on or after the date on which such Class B Shares were transferred

TotDivn =	for each dividend payment date, the total amount of dividends (in U.S. Dollars) paid by the Company to the holders of Class B Shares as a class in respect of all the Class B Shares outstanding on such dividend payment date; provided that such dividend payment date occurs after the Third Closing and prior to the end of the year in which the date of the exercise of the Exit Option occurs

R =	the number of years (including any fractional year) in the period from the respective dividend payment date through the end of the year in which the date of the exercise of the Exit Option occurs.

It being understood that:

If (0.75 * Xtarget) < Xactual < (1.25 * Xtarget) then K1 = (1.6* Xactual / Xtarget) – 0.6

If Xactual < (0.75 * Xtarget) then K1 = 0.6

If Xactual > (1.25 * Xtarget ) then K1 = 1.4

If (0.75 * Ytarget) < Yactual < (1.25 * Ytarget) then K2 = (1.6* Yactual / Ytarget) – 0.6

If Yactual < (0.75 * Ytarget) then K2 = 0.6

If Yactual > (1.25 * Ytarget ) then K2 = 1.4

provided, however, that, in the event of either of the following there shall be no effective floor to the value of the Exit Price and the lower limit of 0.6 to the values of K1 and K2 shall not apply:

(1)	As a result of the Investment, Moët Hennessy International exercises a call right over Whitehall’s shares in the Joint Venture under the Joint Venture Agreement within 60 days of the Closing (and prevails in any Legal Dispute (as such term is defined in the Joint Venture Agreement) arising out of the exercise of the call right) with the result that the Joint Venture Agreement is terminated.

(2)	In the event of Mark Kaoufman’s death or permanent disability (as determined by a competent Russian court) Moët Hennessy International exercises a call right over Whitehall’s shares in the Joint Venture under the Joint Venture Agreement on the grounds that MK Management is no longer under the effective control of Mark Kaoufman with the result that the Joint Venture Agreement is terminated.